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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                            NAME OF SUBSIDIARY                              STATE OF INCORPORATION
- --------------------------------------------------------------------------  ----------------------
Krause's Sofa Factory.....................................................      California
  (business operated under the names "Krause's Sofa Factory"
  and "Castro Convertibles")
KMC Enterprises, Inc......................................................      Delaware

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